UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2013

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-140879	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements Item 9.01 of the Current Report on Form 8-K filed by First Priority Financial Corp. (“First Priority”) on March 4, 2013 to provide the audited and unaudited financial statements of Affinity Bancorp, Inc. (“Affinity”) required by part (a) of Item 9.01 of Form 8-K pursuant to Rule 8-04(b) of Regulation S-X. Such financial statements are required as a result of the merger of Affinity with and into First Priority on February 28, 2013, pursuant to that certain Agreement and Plan of Merger, dated May 23, 2012, between Affinity and First Priority under which Affinity merged with and into First Priority.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The audited consolidated balance sheets of Affinity as of December 31, 2011 and December 31, 2010 and the audited consolidated statements of income, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2011, and the notes thereto, together with the unaudited consolidated balance sheet of Affinity as of September 30, 2012 and the unaudited consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the nine months ended September 30, 2012 and 2011, and the notes thereto, were included as pages 246-300 of Amendment No. 6 to First Priority’s Registration Statement on Form S-4, filed with the SEC on January 25, 2013, and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Herbein + Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated:	March 19, 2013	By:	/s/ Mark J. Myers
Mark J. Myers
Chief Accounting Officer

EXHIBIT INDEX

Exhibits

Exhibit No.	Description

23.1	Consent of Herbein + Company, Inc.

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